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                      RETAIL FUND PARTICIPATION AGREEMENT
                                     AMONG
                           RUSSELL INVESTMENT COMPANY
                        RUSSELL FINANCIAL SERVICES, INC.
                                      AND
                        HARTFORD LIFE INSURANCE COMPANY
                    HARTFORD SECURITIES DISTRIBUTION COMPANY

THIS AGREEMENT, made and entered into as of this 21st day of April, 2009 by and among Hartford Life Insurance Company (hereinafter, the "COMPANY"), a stock life insurance company organized under the laws of Connecticut, on its own behalf and on behalf of each separate account of the Company set forth on SCHEDULE A hereto as may be amended from time to time by the parties hereto (each account hereinafter referred to as an "ACCOUNT"), Hartford Securities Distribution Company ("HSD"), Russell Investment Company, a business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the "FUND"), and Russell Financial Services, Inc. (hereinafter the "UNDERWRITER"), a Washington corporation.

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "PORTFOLIO" and representing the interest in a particular managed portfolio of securities and other assets;

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 Act (the "1940 ACT") and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 ACT");

WHEREAS, the Fund's investment adviser, Russell Investment Management Company (the "ADVISER") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws;

WHEREAS, the Company issues certain group variable funding agreements and group variable annuity contracts ("CONTRACTS") in connection with retirement plan intended to meet the qualification requirements of Section 457, 401 and 403b of the Internal Revenue Code (the "PLANS")

WHEREAS, each Account is duly established and maintained as a separate account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on SCHEDULE A hereto, to set aside and invest assets attributable to the aforesaid Contracts;

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless exempt therefrom;

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WHEREAS, HSD is an affiliate of the Company, a broker-dealer registered with the
SEC under the Securities Exchange Act of 1934, as amended ("1934 ACT"), a member in good standing of the Financial Industry Regulatory Authority ("FINRA") and is the principal underwriter of the Contracts;

WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the 1934 Act, and is a member in good standing of FINRA;

WHEREAS, to the extent permitted by applicable laws and regulations, the Company intends to purchase shares of the Portfolios listed in SCHEDULE A hereto, as it may be amended from time to time by mutual written agreement ("DESIGNATED PORTFOLIOS"), on behalf of the Accounts to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Accounts at net asset value; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company also intends to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund ("UNAFFILIATED FUNDS") on behalf of the Accounts to fund the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

I.  Sale of Fund Shares

A. The Underwriter agrees to sell to the Company those shares of the Designated Portfolios that the Accounts order, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Portfolios.

B. The Fund agrees to make shares of each Designated Portfolio available indefinitely for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Fund calculates such Designated Portfolio's net asset value pursuant to rules of the SEC, and the Fund shall use reasonable efforts to calculate such net asset value on each day when the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund ("BOARD") may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio (i.e., including but not limited to fund merger, closure, etc.) if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interest of the shareholders of such Designated Portfolio.

C. The Company understands that the Fund and the Underwriter sell shares of the Designated Portfolios to the public.


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D.  As redemptions in-kind are not operationally possible under the arrangements contemplated by this Agreement, the Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Designated Portfolios held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the Fund's then current prospectus.

E. For purposes of Sections 1(A) and 1(D), the Company shall be the designee of the Fund for receipt of purchase and redemption orders from the Accounts, and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the order prior to the determination of net asset value as set forth in the Fund's then current prospectus and the Fund receives notice of such order by 9.30 a.m. New York time on the next following Business Day byfacsimile (orally confirmed) or by such other means as the Fund and the Company may mutually agree upon. "BUSINESS DAY" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. If trades are processed through the Defined Contribution Clearance and Settlement functionality of the NSCC, such trades must be received by 6:00 a.m. Eastern Time on the business day following their receipt by the Company.

F. The Company agrees to purchase and redeem the shares of each Designated Portfolio offered by the Fund's then current prospectus in accordance with the provisions of such prospectus.

G. The Company shall pay for shares of a Designated Portfolio no later than on the next Business Day after receipt of an order to purchase shares of such Designated Portfolio. The Company shall use the NSCC's Fund/SERV System and payment shall be, in federal funds, transmitted by wire, from the Fund's designated Settling Bank to the NSCC by 11:00 a.m. New York Time. If the NSCC's Fund/SERV platform is unavailable, then payment shall be in federal funds, to the fund's designee, transmitted by wire by 11:00 a.m. New York time. If payment in federal funds for any purchase is not received or is received by the Fund after 11:00 a.m. New York time on such Business Day, the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. The Fund agrees to pay for Designated Portfolio share redemptions using the NSCC's Fund/SERV System, in federal funds, transmitted by the NSCC to the Account's Settling Bank as designated by the Company, on the same Business Day the Fund or the Underwriter receives notice of the redemption order from the Company provided that the Fund or the Underwriter receives timely notice. If the NSCC's DCC&S platform is unavailable, the Fund agrees to make payment, in federal funds, transmitted by wire, to the Accounts, as designated by the Company, on the same Business Day the Fund or Underwriter

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receives notice of the redemption order from the Company provided the Fund or the Underwriter receives the timely notice, "SETTLING BANK" shall mean the entity appointed by the Fund to perform such settlement services on behalf of the Fund and agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.

H. Issuance and transfer of the shares of a Designated Portfolio will be by book entry only, Stock certificates will not be issued to the Company or any Account, Shares of a Designated Portfolio ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

I. The Fund shall furnish same-day notice to the Company of any income, dividends or capital gain distributions payable on shares of the Designated Portfolios. The Company hereby elects to receive all such income, dividends, and capital gain distributions as are payable on shares of a Designated Portfolio in additional shares of that Designated Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company, no later than one Business Day after issuance, of the number of shares so issued as payment of such dividends and distributions.

J. The Fund shall make the net asset value per share for each Designated Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated, and will use commercially reasonable efforts to provide information by 7:00 p.m. New York time.

K. The Fund will provide the Company with account positions and activity data using the NSCC's Networking platform. "NETWORKING" shall mean the NSCC's product that allows Fund's and Companies to exchange account level information electronically.

L. If the Underwriter or its affiliates determines that corrective action is necessary with respect to shareholder records for the Accounts as a result of an error in the computation of the net asset value of Fund shares (a "Price Error") based upon the SEC's recommended guidelines, the Underwriter or its affiliates will promptly notify Company of the Price Error and update the Company's positions accordingly. Upon notification, Company will adjust accounts of Contract holders affected by the Price Error as appropriate. The Underwriter will be responsible for making the Accounts whole in the event of a Price Error resulting in a lesser amount being paid than what would have been paid had such Price Error not occurred. In the event of an overpayment to an Account as a result of any Price Error, Company will make a good faith attempt to the extent practicable and permitted by law to collect such overpayment on behalf of, and return such overpayment to, the Underwriter. The Company has no obligation to take legal action against the Contract owners (i.e., contract owners, participants or beneficiaries that have selected a Portfolio as an investment option), to collect any overpayment. The Underwriter agrees to pay Company for reasonable expenses incurred for material Price Errors that occur through no fault of the Company. Undisputed amounts shall be payable within 60 days.


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II.  Representations and Warranties

A. The Company represents and warrants that the Contracts are or will be registered, unless exempt, under the 1933 Act; that the Contracts will be offered for sale and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a separate account under the applicable state insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a separate account for the Contracts.

B. The Fund and the Underwriter represents and warrants that shares of the Designated Portfolios sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares of the Designated Portfolios for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund after taking into consideration any state insurance law requirements that the Company advises the Fund may be applicable.

C. The Fund makes no representations as to whether any aspect of its operation, including but not limited to, investments policies, fees and expenses, complies with the insurance and other applicable laws of the various states.

D. The Fund represents that it is lawfully organized and validly existing as a business trust under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

E. The Underwriter represents and warrants that it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the shares of the Designated Portfolios in accordance with any applicable state and federal securities laws.

F. The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

G. The Fund and the Underwriter represent and warrant that all their directors, officers, employees, investment advisers, and other individuals or entities

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dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage required currently by Rule 17g-1 of the 1940 Act or such related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding Company.

H. The Company represents and warrants that all its directors, officers, employees, investment advisers, and other individuals or entities employed or controlled by the Company dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees that this bond or another bond containing these provisions will always be in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

I. To the extent that Accounts are subject to registration and are registered, the Company represents and warrants that all shares of the Designated Portfolios purchased by the Company will be purchased on behalf of one or more unmanaged separate Accounts that offer interests therein that are registered under the 1933 Act and upon which a registration fee has been or will be paid by the Company; and, in those cases, the Company acknowledges that the Fund intends to rely upon this representation and warranty for purposes of calculating SEC registration fees payable with respect to such shares of the Designated Portfolios pursuant to Instruction B.5 to Form 24F-2 or any similar form or SEC registration fee calculation procedure that allows the Fund to exclude shares so sold for purposes of calculating its SEC registration fee. The Company agrees to cooperate with the Fund on no less than an annual basis to certify as to its continuing compliance with this representation and warranty.

J. The Fund represents that each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, that the Fund will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that the Fund will notify the Company as soon as possible upon having a reasonable basis for believing that such Designated Portfolio has ceased to so qualify or might not so qualify in the future.

K. To the extent that the Fund pays distribution fees pursuant to Rule 12b-1 under the 1940 Act, the Fund represents that its Board, including a majority of its trustees who are not interested persons of the Fund, have approved a plan under Rule 12b-1.

L. The Company represents that it has adopted written policies and procedures reasonably designed to discourage frequent and/or disruptive trading in Shares. The Company and the Fund agree to reasonably cooperate for the purpose of discouraging frequent or disruptive trading in shares of the Funds and the Company


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and the Fund's desginee have entered into the "shareholder information agreement" under Rule 22c-2 attached as EXHIBIT A to this Agreement.

III. Prospectuses, Statements of Additional Information, and Proxy Statement; Voting

A. The Fund shall provide the Company with as many printed copies of the Fund's current prospectus and SAI as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Fund's current prospectus and SAI, the Fund shall provide camera-ready film, computer diskettes, e-mail transmissions or PDF files containing the Fund's prospectus and SAI, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or SAI for the Fund are amended during the year) to have the prospectus for the Contracts (if applicable) and the Fund's prospectus printed together in one document or separately. The Company may elect to print the Fund's prospectus and/or its SAI in combination with other fund companies' prospectuses and statements of additional information. The Company understands that the Fund's fiscal year ends on October 31 and that its annual prospectus update therefore occurs on or before March 1 of each year. Expenses with respect to the foregoing shall be borne us provided under ARTICLE V.

B. The Fund shall provide the Company with copies of its proxy material, notices to shareholders required by the Fund's exemptive order, which allows sub-advisers to be hired without a shareholder report, reports to shareholders, and other communications to shareholders for the Designated Portfolios in such quantity as the Company shall reasonably require for distributing to Contract owners. Expenses with respect to the foregoing shall be borne as provided under
ARTICLE V. The Fund's statement of additional information shall be obtainable by Contract owners from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

C. If and to the extent required by law the Company shall distribute all proxy materials furnished by the Fund to Contract owners to whom voting privileges are required to be extended and shall:

       1.   solicit voting instructions from Contract owners;

       2. vote the shares of each Designated Portfolio in accordance with instructions received from Contract owners; and

       3. vote shares of each Designated Portfolio for which no instructions have been received in the same proportion as shares of such Designated Portfolio for which instructions have been received, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company reserves the right to vote shares of each Designated Portfolio held in any separate account in its own right, to the extent permitted by law. Notwithstanding the foregoing, with

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           respect to the Fund shares held by unregistered Accounts that issue
           Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") the Company shall vote such Fund shares allocated to such Contracts only in accordance with the Company's agreements with such Contract owners.

D. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, Section 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate from time to time with respect thereto. The Fund reserves the right to take all actions, including but not limited to, the dissolution, termination, merger and sale of all assets of the Fund or any Designated Portfolio upon the sole authorization of the Board, to the extent permitted by the laws of the Commonwealth of Massachusetts and the 1940 Act.

E. It is understood and agreed that, except with respect to information regarding the Fund, the Underwriter, the Adviser or Designated Portfolios provided in writing by the Fund, the Underwriter or the Adviser, none of the Fund, the Underwriter or the Adviser is responsible for the content of the prospectus or statement of additional information for the Contracts.

IV.  Sales Material and Information

A. The Company shall furnish, or shall cause to be furnished, to the Fund or the Underwriter, each piece of sales literature or other promotional material that the Company develops or uses and in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, at least ten (10) business days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within ten (10) business days after receipt of such material. Such approval shall be presumed given if notice to the contrary is not received by the Company within ten business days after receipt by the Fund of such material. The Fund or its designee reserves the right to reasonably object to the continued use of such material, and no such material shall be used if the Fund or its designee so object.

B. The Company shall not give any information or make any representation or statement on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for the shares of the Designated Portfolios, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.


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C.  The Fund or the Underwriter shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature that the Fund or Underwriter develops or uses in which the Company and/or its Account is named, at least ten
(10) business days prior to its use. No such material shall be used if the Company reasonably objects to such use within ten (10) business days after receipt of such material. Such approval shall be presumed given if notice to the contrary is not received by the Fund within eight business days after receipt by the Company of such material. The Company reserves the right to reasonably object to the continued use of such material and no such material shall be used if the Company so objects.

D. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Contracts, as such registration statement, prospectus or statement of additional information may be amended or supplemented from time to time, or in published reports for the Accounts which are the public domain or approved by the Company for distribution to Contract owners, or in sales literature approved by the Company or its designee, except with the permission of the Company and such permission shall not be unreasonably withheld.

E. Upon request, the Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios, after the filing of such document(s) with the SEC or other regulatory authorities.

F. Upon request, the Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, shareholder reports, solicitations for voting instructions, sales literature, applications for exemptions, request for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Accounts, after with the filing of such document(s) with the SEC or other regulatory authorities.

G. For purposes of this Agreement, the phrase "SALES LITERATURE" includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, electronic media, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article) and educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under applicable FINRA rules, the 1940 Act or the 1933 Act.

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H.  The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Fund and that all use of any designation comprised in whole or in part of such names or marks under this Agreement shall inure to the benefit of the Fund and the Underwriter. Except as expressly provided herein, the Company shall not use any such names or marks on its own behalf or on behalf of an Account in connection with marketing the Contracts without prior written consent of the Fund or the Underwriter. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

I. The Fund and Underwriter agree and acknowledge that each has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. Except as expressly provided herein, the Fund and Underwriter shall not use any such names or marks on its own behalf or on behalf of a Fund in connection with marketing the Fund without prior written consent of the Company. Upon termination of this Agreement for any reason, the Fund and Underwriter shall cease all use of any such names or marks.

J. At the request of any party to this Agreement, any other party will make available to the requesting party's independent auditors all records, data and access to operating procedures that may reasonably be requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

V.  Fees and Expenses

A. The Fund and the Underwriter shall pay fees or other compensation to the Company as set out in the agreements attached hereto as EXHIBITS B-1 and B-2, and to HSD as set out in EXHIBIT B-3. Payments made to the Company related to shareholder services and administrative services and to HSD for compensation or fees paid in accordance with the Fund's Rule 12b-1 plans (such as for sales support) shall be described and agreed to under the above referenced separate written agreements.

B. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, except and as further provided in SCHEDULE B.

C. The parties hereto shall bear the expenses of typesetting, printing and distributing the Fund's prospectus, SAI, proxy materials and reports as provided in SCHEDULE B.

VI.  Qualification

The Fund represents that each Designated Portfolio is currently qualified (and for new Designated Portfolios, intends to qualify) as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it


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will notify the Company as soon as possible upon having a reasonable basis for believing that a Designated Portfolio has ceased to so qualify or that a Designated Portfolio might not so qualify in the future.

VII.  [Reserved]

VIII.  Indemnification

A.  Indemnification by the Company

1. The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Underwriter and each of their officers, trustees and directors and each person, if any, who controls the Fund, the Adviser or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section VIII(A)) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Designated Portfolios or the Contracts and:

       a. arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus, or statement of additional information for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund for use in the Registration Statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature for the Contracts (for any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or shares of the Designated Portfolios; or

       b. arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus, SAI or sales literature of the Fund not supplied by the Company or persons under its control and other than statements or representations otherwise authorized by the Fund, Underwriter or the Adviser) or wrongful conduct of the Company or persons under its authorization or control, with respect to the sale or distribution of the Contracts or shares of the Designated Portfolios; or

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       c.   arise out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectus, SAI or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

       d. arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including any agreement under Exhibit B-1, B-2 or B-3); or

       e. arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any Registration Statement, prospectus, statement of additional information or sales literature for any Unaffiliated Fund, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or otherwise pertain to or arise in connection with the availability of any Unaffiliated Fund as an underlying funding vehicle in respect of the Contracts; or

       f. arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company:

as limited by and in accordance with the provisions of Sections VIII(A)(2) and VIII(A)(3).

2. The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

3. The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than an account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense provided, however, that no such settlement shall, without the Indemnified

Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

4. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

B.  Indemnification by the Underwriter

1. The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section VIII(B)) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Designated Portfolios or the Contracts; and

       a. arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or SAI of the Fund or sales literature of the Fund developed by the Underwriter (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or its sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or shares of the Designated Portfolios; or

       b. arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus, or sales literature for the Contracts not supplied by the Underwriter or persons under its control and other than statements or representations otherwise authorized by the Company) or wrongful conduct of the Fund or Underwriter or person under their control with respect to the sale or distribution of the Contracts or shares of the Designated Portfolios; or

       c. arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus or sales literature for the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

       d. arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in
           Article VI of this Agreement); or

       e. arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections VIII(B)(2) and VIII(B)(3) hereof.

2. The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

3. The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Underwriter has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at is own expense, provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

4. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account that relate to the Designated Funds.

C.  Indemnification By the Fund

1. The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section VIII(C)) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund); or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

       a. arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or

       b. arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections VII(C)(2) and VIII(C)(3) hereof.

2. The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter, the Adviser or the Accounts, whichever is applicable.

3. The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability that it may have to the Indemnified

Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

4. The Company, the Adviser and the Underwriter agree to notify the Fund promptly of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts (that relate to the Designated Funds), the operation of any Account (that relate to the Designated Funds), or the sale or acquisition of shares of the Designated Portfolios.

IX.  Applicable Law

A. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

B. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from the statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

X.   Termination

A. This Agreement shall continue in full force and effect until the first to occur of:

       1. termination by any party, for any reason with respect to any Designated Portfolio, by ninety (90) days advance written notice delivered to the other parties; or

       2. termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio if the shares of such Designated Portfolio are not registered, issued or sold in accordance with applicable state and/or federal securities laws or such law precludes the use of such shares to fund the Contracts issued or to be issued by the Company; or

       3. termination by the Fund or Underwriter in the event that formal administrative proceedings are instituted against the Company or any affiliate by FINRA, the SEC, or the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the shares of a Designated Portfolio or the shares of any Unaffiliated Fund, provided, however, that the Fund or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

       4. termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Underwriter by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

       5. termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio in the event that such Designated Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M as specified in Article VI hereof, or if the Company reasonably believes that such Designated Portfolio may fail to so qualify or comply; or

       6. termination by any of the Fund or the Underwriter by written notice to the Company, if any of the Fund or the Underwriter, respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, insurance company rating or prospects since the date of this Agreement or is the subject of material adverse publicity; or

       7. termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse effect on the Fund's or the Underwriter's ability to perform its obligations under this Agreement; or

       8. at the option of Company, as one party, or the Fund and the Underwriter, as one party, upon the other party's material breach of any provision of this Agreement upon 30 days' notice and opportunity to cure; or

       9. termination by any of the Fund or the Underwriter if the Contracts are not registered (if registration is required), issued or sold in accordance with applicable federal and / or state law; or

       10. at the option of the party from which consent was not obtained, in the event this Agreement is assigned without the prior written consent of all parties hereto; or

B. Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of a Designated Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), Specifically, the owners of the Existing Contracts may in such event be permitted to reallocate investments in the Designated Portfolio, redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts.

C. Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify the other parties shall survive.

XI.  Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Fund:

            Russell Investment Company
            909 A Street
            Tacoma, WA 98402
            Attention: Contract Administration

     with a copy to:

            Russell Investment Company
            909 A. St.
            Tacoma, WA 98402
            Attention: General Counsel

     If to the Company:

     Hartford Life Insurance Company
     Attention: Executive Vice President, Employer
     Markets Group
     200 Hopmeadow Street
     Simsbury, Connecticut 06089

     with a copy to:

     General Counsel
     Hartford Life Insurance Company
     200 Hopmeadow Street
     Simsbury, Connecticut 06089

          If to the Underwriter:

                 Underwriter:     Russell Financial Services, Inc.
                 Address          909 A Street
                                  Tacoma, WA 98402
                 Attention:       Contract Administration

XII.  Miscellaneous

A. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

B. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

C. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

D. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

E. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

F. This Agreement shall be binding on and shall inure to the benefit of each Fund severally, the Underwriter and the Company, and their respective successors and assigns, provided that this Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

G. The Second Amended and Restated Master Trust Agreement dated October 1, 2008, as amended from time to time, establishing the Fund, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name Russell Investment Company means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Fund hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Fund, personally, but shall bind only the trust property of the Fund as provided in its Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees of the Fund and signed by an officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally but shall bind only the trust property of the Fund as provided in its Master Trust Agreement.

H. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by one party to one or more of the other parties regarding its business and operations. All confidential information provided by a party hereto, including non-public personal information within the meaning of SEC Regulation S-P, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent of such providing party. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary. The foregoing shall not be applicable to any information that is required to be disclosed by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

I. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however, that SCHEDULE A listing each Fund and each Portfolio covered that is party to the Agreement may be amended from time to time to add one or more Funds or one or more Portfolios of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended SCHEDULE A, and the execution of such amended SCHEDULE A by the other parties, in which case such amendment shall take effect immediately upon execution by the other parties. SCHEDULE A may also be amended from time to time to delete one or more Funds or one or more Portfolios (but less than all of the Portfolios) of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended SCHEDULE A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the parties in writing.

J. No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and one or more Funds, and the Underwriter and one or more Funds.

K. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents nor shareholders assume any personal liability for obligations entered into on behalf of the Fund.

IN WITNESS WHEREOF, each of the parties has caused this Participation Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

                           Hartford Life Insurance Company:

                           By:    /s/ Jamie Ohl
                                  ----------------------------------------
                           Title: Senior Vice President

                           Hartford Securities Distribution
                           Company:

                           By:    /s/ Jamie Ohl
                                  ----------------------------------------
                           Title: Senior Vice President

                           Russell Investment Company:

                           By:    /s/ Mark Swanson
                                  ----------------------------------------
                           Title: Treasurer

                           Russell Financial Services, Inc.:

                           By:    /s/ Craig McGlinchey
                                  ----------------------------------------
                           Title: Chief Accounting Officer

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.

FUND AND DESIGNATED PORTFOLIOS: RUSSELL INVESTMENT COMPANY FUNDS

                                                                                                      SHAREHOLDER
                                                                                           12B-1        SERVICES
FUND LEGAL NAME                  SHARE CLASS          CUSIP           NASDAQ SYMBOL         FEE           FEE
--------------------------------------------------------------------------------------------------------------------
Balanced Strategy Fund                E            [ILLEGIBLE]         [ILLEGIBLE]         None          0.25%
Conversation Strategy Fund            E            [ILLEGIBLE]            RCLEX            None          0.25%
Equity Growth Strategy Fund           E            [ILLEGIBLE]            RELEX            None          0.25%
Growth Strategy Fund                  E            [ILLEGIBLE]            RALEX            None          0.25%
Moderate Strategy Fund                E            [ILLEGIBLE]            RMLEX            None          0.25%
Russell Emerging Markets Fund         E            [ILLEGIBLE]            REMEX            None          0.25%
Russell Global Equity Fund            E            [ILLEGIBLE]         [ILLEGIBLE]         None          0.25%
Russell International
Developed Markets Fund                E            [ILLEGIBLE]            RIFEX            None          0.25%
Russell Investment Grade Bond
Fund                                  E            [ILLEGIBLE]            RFAEX            None          0.25%
Russell Real Estate
[ILLEGIBLE] Fund                      E            [ILLEGIBLE]         [ILLEGIBLE]         None          0.25%
Russell Short Duration Bond
Fund                                  E            [ILLEGIBLE]         [ILLEGIBLE]         None          0.25%
Russell Strategic Bond Fund           E            [ILLEGIBLE]         [ILLEGIBLE]         None          0.25%
Russell Tax Exempt Bond Fund          E            [ILLEGIBLE]            RTBEX            None          0.25%
Russell Tax-Managed U.S. Large
Cap Fund                              E            [ILLEGIBLE]            RTLEX            None          0.25%
Russell Tax-Managed U.S. Mid &
Small Cap Fund                        E            [ILLEGIBLE]            RTSEX            None          0.25%
Russell U.S. Core Equity Fund         E            [ILLEGIBLE]            REAEX            None          0.25%
Russell U.S. Growth Fund              E            [ILLEGIBLE]            RS6EX            None          0.25%
Russell U.S. Quatitative
Equity Fund                           E            [ILLEGIBLE]            REQEX            None          0.25%
Russell U.S. Small & Mid Cap
Fund                                  E            [ILLEGIBLE]            REBEX            None          0.25%
Russell U.S. Value Fund               E            [ILLEGIBLE]            RSVEX            None          0.25%
Balanced Strategy Fund                R1           [ILLEGIBLE]            RBLRX            None           None
Conservative Strategy Fund            R1           [ILLEGIBLE]            RCLRX            None           None
Equity Growth Strategy Fund           R1           [ILLEGIBLE]            RELRX            None           None
Growth Strategy Fund                  R1           [ILLEGIBLE]            RALRX            None           None
Moderate Strategy Fund                R1           [ILLEGIBLE]            RMLRX            None           None
Balanced Strategy Fund                R2           [ILLEGIBLE]            RBLTX            None          0.25%
Conservative Strategy Fund            R2           [ILLEGIBLE]            RCLTX            None          0.25%
Equity Growth Strategy Fund           R2           [ILLEGIBLE]            RELTX            None          0.25%
Growth Strategy Fund                  R2           [ILLEGIBLE]            RALTX            None          0.25%
Moderate Strategy Fund                R2           [ILLEGIBLE]            RMLTX            None          0.25%
Balanced Strategy Fund                R3           [ILLEGIBLE]            RBIDX            0.25%         0.25%
Conservative Strategy Fund            R3           [ILLEGIBLE]            RCLDX            0.25%         0.25%
Equity Growth Strategy Fund           R3           [ILLEGIBLE]            RELDX            0.25%         0.25%
Growth Strategy Fund                  R3           [ILLEGIBLE]            RALDX            0.25%         0.25%
Moderate Strategy Fund                R3           [ILLEGIBLE]            RMLDX            0.25%         0.25%
Balance Strategy Fund                 S            [ILLEGIBLE]            RBLSX            None           None
Conservative Strategy Fund            S            [ILLEGIBLE]            RCLSX            None           None
Equity Growth Strategy Fund           S            [ILLEGIBLE]            RELSX            None           None
Growth Strategy Fund                  S            [ILLEGIBLE]            RALSX            None           None
Moderate Strategy Fund                S            [ILLEGIBLE]            RMLSX            None           None
Russell Emerging Markets Fund         S            [ILLEGIBLE]            REMSX            None           None
Russell Global Equity Fund            S            [ILLEGIBLE]            RGESX            None           None
Russell International
Developed Markets Fund                S            [ILLEGIBLE]            RINTX            None           None
Russell Investment Grade Bond
Fund                                  S            [ILLEGIBLE]            RAFTX            None           None
Russell Money Market Fund             S            [ILLEGIBLE]         [ILLEGIBLE]         None           None

                                                                                                      SHAREHOLDER
                                                                                           12B-1        SERVICES
FUND LEGAL NAME                  SHARE CLASS          CUSIP           NASDAQ SYMBOL         FEE           FEE
--------------------------------------------------------------------------------------------------------------------
Russell Real Estate Securities
Fund                                  S            [ILLEGIBLE]            RRESX            None           None
Russell Short Duration Bond
Fund                                  S            [ILLEGIBLE]            RFBSX            None           None
Russell Strategic Bond Fund           S            [ILLEGIBLE]            RFCTX            None           None
Russell Tax Exempt Bond Fund          S            [ILLEGIBLE]            RLVSX            None           None
Russell Tax-Managed Global
Equity Fund                           S            [ILLEGIBLE]            RT6SX            None           None
Russell Tax-Managed U.S. Large
Cap Fund                              S            [ILLEGIBLE]            RETSX            None           None
Russell Tax-Managed U.S. Mid &
Small Cap Fund                        S            [ILLEGIBLE]         [ILLEGIBLE]         None           None
Russell U.S. Core Equity Fund         S            [ILLEGIBLE]         [ILLEGIBLE]         None           None
Russell U.S. Growth Fund              S            [ILLEGIBLE]            RSGSX            None           None
Russell U.S. Quantitative
Equity Fund                           S            [ILLEGIBLE]            REQTX            None           None
Russell U.S. Small & Mid Cap
Fund                                  S            [ILLEGIBLE]            RLESX            None           None
Russell U.S. Value Fund               S            [ILLEGIBLE]            RSVEX            None           None

                                   SCHEDULE B

                                    EXPENSES

                                                        RESPONSIBLE
ITEM                                    FUNCTION           PARTY
---------------------------------------------------------------------
PROSPECTUS
Annual Update                        Typesetting      Fund
 New Sales:                          Printing         Company
                                     Distribution     Company
 Existing                            Printing         Fund
 Owners:                             Distribution     Fund
STATEMENTS OF ADDITIONAL             Same as          Same
INFORMATION                          Prospectus
PROXY MATERIALS OF THE FUND          Typesetting      Company
                                     Printing         Company
                                     Distribution     Company
ANNUAL REPORTS & OTHER
COMMUNICATIONS WITH SHAREHOLDERS OF
THE FUND (including Shareholder
Notices of Sub-Adviser changes)
All                                  Typesetting      Fund
Marketing (1)                        Printing         Company
                                     Distribution     Company
Existing Owners:                     Printing         Fund
                                     Distribution     Fund

------------

(1) Solely as it relates to the contracts listed on Schedule A, as it is attached to the same Agreement as this Schedule B.

OPERATIONS OF FUND                   All operations and related           Fund
                                     expenses, including the cost of
                                     registration and qualification of
                                     the Fund's shares, preparation and
                                     filing of the Fund's prospectus and
                                     registration statement, proxy
                                     materials and reports, the
                                     preparation of all statements and
                                     notices required by any federal or
                                     state law and all taxes on the
                                     issuance of the Fund's shares, and
                                     all costs of management of the
                                     business affairs of the Fund.

                                   EXHIBIT A
                  RULE 22c-2 SHAREHOLDER INFORMATION AGREEMENT

                  RULE 22c-2 SHAREHOLDER INFORMATION AGREEMENT

THIS AGREEMENT is entered into as of April 16, 2007 by and between (i) Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (together, "we" or "us") and (ii) Russell Investment Management Company, ("you") in your capacity as the transfer agent of the Russell Investment Funds and the Russell Investment Company series of mutual funds (each a "Fund" and together the "Funds").

WHEREAS, Rule 22c-2 under the Investment Company Act of 1940, as amended, requires mutual funds to enter into "shareholder information agreements" with financial intermediaries that hold fund shares on behalf of other investors in "omnibus accounts" and submit orders to purchase or redeem fund shares on behalf of such investors directly to the fund, its transfer agent or principal underwriter; and

WHEREAS, shares of one or more of the Funds are purchased and redeemed on an omnibus basis directly by our Accounts (as defined below) in connection with for one or more Contracts (as defined below).

NOW, THEREFORE, In consideration of the premises and mutual covenants contained below, the parties hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings, unless a different meaning is clearly required by the context:

(a) "ACCOUNT" means an insurance company separate account sponsored or administered by us.

(b) "BUSINESS DAY" means any day that the New York Stock Exchange is open for trading.

(c) "CONFIDENTIAL INFORMATION" includes, but is not limited to: (i) "Nonpublic Personal Information" as defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time, (ii) "Protected Health Information" as such term is defined in the Health Insurance Portability and Accountability Act of 1996, or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time; and
     (iii) "Shareholder Information" as such term is defined below.

(d) "CONTRACT" means a variable annuity contract, variable life insurance policy or variable funding agreement issued through an Account.

(e) "FUND POLICIES" means policies established by the Fund and communicated to us in writing for the purpose of eliminating or reducing potentially harmful market timing or frequent trading in shares of the Fund as described in the Fund's prospectus or statement of additional information as amended from time to time. This term "Fund" does not include any "excepted funds" as defined in Rule 22c-2(b), 17 C.F.R. 270.22c-2(b).

(f) "INDIRECT INTERMEDIARY" means a "financial intermediary" as defined by Rule 22c-2(c)(5)(iii)(excluding any exempted financial intermediary pursuant to Rule 22c-2(c)(1)(IV)) that transmits purchase and redemption orders directly to us on behalf of Shareholders with respect to a Contract invested in a Fund through an Account.

(g) "SHAREHOLDER" means (1) the holder of interests in a Contract or (2) a participant in an employee benefit plan with a beneficial interest in a Contract.

(h) "SHAREHOLDER-INITIATED TRANSFER PURCHASE" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, asset allocation programs and automatic rebalancing programs; (ii) pursuant to Contract death benefit;
    (iii) a step-up (or comparable benefit) in Contract value (or comparable benefit base) pursuant to a Contract death benefit or guaranteed minimum withdrawal benefit; or (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, or retirement plan salary reduction contributions, or planned premium payments to the Contract.

(i) "SHAREHOLDER-INITIATED TRANSFER REDEMPTION" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract our of a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of the payment of a death benefit from a Contract.

(j) "WRITTEN" means any communication other than an oral communication transmitted in paper, electronically or by facsimile.

2. AGREEMENT TO PROVIDE REQUESTED SHAREHOLDER INFORMATION. Effective as of October 18, 2007, we agree to provide the following information to you solely for the purpose of facilitating your compliance with Rule 22c-2. Nothing herein, nor any action by us, shall be construed as, or infer that we have undertaken and duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activities pursuant to the Fund Policies. We agree to provide to you, upon written request, the following information that is on our books and records (collectively, "Shareholder Information") for all Shareholder that engaged in any purchase, redemption, transfer or exchange transactions in the Fund shares through an Account during the period covered by the request, if known:

(a) the taxpayer identification number ("TIN"), Individual/International Taxpayer Identification Number ("ITIN") or other government issued identifier ("GII");

(b) the individual Contract number or participant account number associated with the Shareholder;

(c) the amount and date(s) and transaction type (purchase, redemption, transfer, or exchange); and

(d) any other data mutually agreed upon in writing.

Unless otherwise specifically requested by you, this Paragraph 2 shall be understood to require us to provide only Shareholder Information relating to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions.

All requests must contain the relevant fund account number, CUSIP, trade amount and date(s). Requests must be made through NSCC's standard automated facility or sent to us directly via e-mail at 22c2Operations@HartfordLife.com, or such other address we may communicate to you in writing from time to time.

3. PERIOD COVERED BY REQUEST AND FREQUENCY OF REQUESTS. Requests to provide Shareholder Information shall set forth the specific period for which it is sought, not to exceed 90 calendar days from the date of the request for which Shareholder Information is sought. You shall not request Shareholder Information more frequently than monthly, or older than 90 calendar days from the date of the request, except as you deem reasonably necessary to investigate compliance with Fund Policies.

4.  FORM AND TIMING OF RESPONSE; PROCEDURES REGARDING INDIRECT INTERMEDIARIES.
(a) We agree to provide the requested Shareholder Information that is on our books and records to you promptly, but in any event not later than 10 Business Days after receipt of a good order request given in accordance with Paragraph 2 above, which shall contain the fund account number, CUSIP, trade amount and date. If you so request, we agree to use best efforts to promptly determine whether any specific person, identified by you from the requested Shareholder Information, is itself an Indirect Intermediary. Upon your further request, which must be given in accordance with Paragraph 2 above, we agree to use best efforts either to; (i) provide (or arrange to have provided) the requested Shareholder Information from the Indirect Intermediary; or (ii) if the Indirect Intermediary refuses to provide the requested Shareholder Information and you so direct us in writing, restrict or prohibit further purchases of Fund shares by such Indirect Intermediary through the Account. We agree to inform you whether we plan to perform (i) or (ii)

(b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

(c) To the extent reasonably practicable, the format for any Shareholder Information provided to you will be consistent with the NSCC Standardized Data Reporting Format.

5. LIMITATION ON USE OF INFORMATION. You agree that you shall not use the information received pursuant to this Agreement, including any Confidential Information, for any purpose other than to comply with Rule 22c-2. You and your affiliates shall observe applicable state and federal privacy laws, rules and regulations with respect to Confidential Information. You shall safeguard all Confidential Information and promptly notify us of any voluntary or involuntary dissemination thereof. Neither you nor any of your affiliates or subsidiaries may use any information provided pursuant to this Agreement for marketing or solicitation purposes.

6. AGREEMENT TO RESTRICT TRADING. We agree to execute reasonable, clear and unequivocal written instructions from you given on behalf of the Fund to restrict or prohibit further purchases of Fund shares by a Shareholder that has been identified by you as having engaged in transactions of the Fund's shares (directly or indirectly through an Account) that violate Fund Policies. Unless you specifically direct us otherwise, such restrictions and prohibitions shall apply only to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions. We will execute such restrictions with respect to the Shareholder, but only for the Contract through which such transactions in the Fund's shares occurred. We will not impose any restriction, and nothing in this Agreement shall require that we impose any restriction, on a Shareholder based on any transactions other than transactions in the Fund's shares through an Account Instructions must be received by us via email at the following address:
22c2Operations@HartfordLife.com, or such other address that we may communicate to you in writing from time to time. Other correspondence may be sent to us at the following address, or such other address that we may communicate to you in writing from time to time:

                    The Hartford 22c-2 Operations Team, B3W
                              200 Hopmeadow Street
                               Simsbury, CT 06089
                               Fax: 860-380-1931

7. FORM OF INSTRUCTIONS. Instructions given in accordance with Paragraph 6 shall be given to us via e-mail in a mutually agreed upon file format. The instructions in the file must include:

(a)  the fund account number;

(b) the Shareholder's TIN, ITIN or GII, if known;

(c) the specific individual Contract owner number or participant account number (if known) associated with the Shareholder;

(d) the specific restriction(s) to be executed with respect to such Shareholder, including how long such restriction(s) are to remain in place; and

(e) a brief written statement that may be provided to the Shareholder, explaining how the Shareholder's transfer activity violated Fund Policies.

If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

8. TIMING OF RESPONSE. We agree to use reasonable efforts to execute instructions given in accordance with Paragraphs 6 and 7 promptly, but in any event not later than 10 Business Days after receipt of such Instructions. We will provide written confirmation to you or your designee as soon as reasonably practicable that instructions have been executed.

9. CONSTRUCTION OF THE AGREEMENT; FUND PARTICIPATION AGREEMENTS. The Parties have entered into one or more Fund Participation Agreements between or among them for the purchase and redemption of shares of the Funds by the Accounts in connection with the Contracts. This Agreement supplements those Fund Participation Agreements. To the extent the terms of this Agreement conflict with the terms of a Fund Participation Agreement, the terms of this Agreement shall control.

10.  INTENTIONALLY LEFT BLANK.

11. TERMINATION. This Agreement will terminate upon later of the termination of the Fund Participation Agreements or the full redemption all shares owned by the Accounts in the Funds.

12. AMENDMENT. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

13. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

14. FORCE MAJUCRE. Each party shall be excused from performance under this Agreement and shall have no liability to any other party hereof or any third person for any period that we are prevented, hindered or unable to perform any of its obligations, in whole or in part, as a result of acts of God, strikes, terrorist activities, power outages(including so-called brown outs), material changes in circumstances or laws, regulations or interpretations of the same affecting any of its obligations hereunder, or other causes beyond our reasonable control; and such non-performance shall not be a default under this Agreement; provided, however, that that the requirements of Rule 22c-2 shall continue to apply, notwithstanding the occurrence of any of the foregoing events.

15. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
FOR AND ON BEHALF OF ITSELF AND THE ACCOUNTS

By:    /s/ Jamie Ohl
       -----------------------------------
Name:  Jamie Ohl
Title: April 5, 2007

       Address for communications:

RUSSELL INVESTMENT GROUP

By:    /s/ David G. Rainville
       -----------------------------------
Name:  David G. Rainville
Title: Managing Director, USD Operations

       Address for communications:

       Ritz Duchesne
       Russell Investment Group
       909 A Street
       Tacoma, WA 98402

                                  EXHIBIT B-1

                       SHAREHOLDER SERVICES SUB-AGREEMENT
                              SHAREHOLDER SERVICES
                                 SUB-AGREEMENT
                        RUSSELL FINANCIAL SERVICES, INC.
                    APPOINTMENT OF CLIENT AS SERVICING AGENT

                           RUSSELL INVESTMENT COMPANY

This agreement ("Sub-Agreement") between Russell Financial Services, Inc. ("RFS") and Hartford Life Insurance Company ("Client") is an auxiliary agreement to the Retail Fund Participation Agreement previously or contemporaneously entered into by and among Client, Hartford Securities Distribution Company, Russell Investment Company and RFS ("Participation Agreement"), and it is solely for the purpose of furthering the business contemplated in the Participation Agreement. The terms and conditions of the Participation Agreement are incorporated herein by reference, and any inconsistency between provisions of the Participation Agreement and this Sub-Agreement, shall be resolved by reference to the provisions of the Participation Agreement, which shall govern. Unless otherwise noted herein, capitalized terms not defined herein shall have the meanings set forth in the Participation Agreement. The terms and conditions set forth in this Sub-Agreement, together with those of the Participation Agreement are referred to collectively in this Sub-Agreement as the "Agreement".

WHEREAS, the Client issues certain group variable funding agreements and group variable annuity contracts ("Contracts") in connection with retirement plans intended to meet the qualification requirements of Section 457, 401 and 403b of the Internal Revenue Code (the "Plans");

WHEREAS, Russell Investment Company ("RIC"), a business trust organized under the laws of the Commonwealth of Massachusetts, offers shares of various series of investment portfolios ("FUNDS") and is registered as an open-end management investment company under the Investment Company Act of 1940 Act;

WHEREAS, RFS is the principal underwriter of the Fund;

WHEREAS, Client is a stock life insurance company organized under the laws of Connecticut and purchases Fund shares on its own behalf and on behalf of each Client separate account;

WHEREAS, each account is duly established and maintained as a separate account, established by resolution of the Board of Directors of the Client to set aside and invest assets attributable to the aforesaid Contracts ("Account(s)";

WHEREAS, to the extent permitted by applicable laws and regulations, the Client intends to purchase Fund shares on behalf of the Accounts to fund the aforesaid Contracts ("Customers") and will establish individual Plan accounts reflecting Plan participant transactions ("Class Shareholders");

NOW THEREFORE, the terms and conditions of this Sub-Agreement are as follows;

1. Client agrees to provide administrative support services to its Customers and Class Shareholders. Such services may include, but neither are required to include nor are limited to the following (1) acting as the sole shareholder of record and nominee for Class Shareholders; (2) maintaining account records for Class Shareholders; (3) receiving, aggregating and processing Class Shareholder purchase, exchange, and redemption orders from Class Shareholders and placing net purchase, exchange, and redemption requests for shares of the Funds; (4) issuing confirmations to Class Shareholders; (5) providing and maintaining elective services for Class Shareholders such as check writing and wire transfer services; (6) providing Class Shareholder sub-accounting; (7) communicating periodically with Class Shareholders; (8) answering questions and handling correspondence from Class Shareholders about their accounts; and (9) providing such other similar services as RFS or RIC may reasonably require to the extent Client is permitted to do so under applicable statutes, rules or regulations. All services rendered hereunder by Client shall be performed in a professional, competent and timely manner.

2. Client will perform only those activities which are consistent with statutes and regulations applicable to it.

3. Client will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in Client's business, or any personnel employed by Client) as may be reasonably necessary or beneficial in order to provide the shareholder investment support services contemplated hereby.

4. Neither Client nor any of its officers, employees or agents are authorized to make any representations concerning RFS, RIC or the Class Shares except those contained in RIC's then current prospectuses and statements of additional information, as amended or supplemented from time to time, a copy of each of which, consistent with the duties outlined in the Participation Agreement, will be supplied by RFS or RIC to Client, or in such supplemental literature or advertising as may be authorized by RFS or RIC in writing.

5. For all purposes of this Agreement Client will be deemed to be an independent contractor, and will have no authority to act as agent for RFS or RIC in any matter or in any respect, except as otherwise expressly authorized. The parties to this Agreement acknowledge that the indemnification clauses of the Participation Agreement govern this Agreement. Client and its employees will, upon request, be available during normal business hours to consult with RFS and RIC and their respective designees concerning the performance of Client's responsibilities under this Agreement.

6. In consideration of the services and facilities provided by Client hereunder, RFS, acting on behalf of RIC, will pay to Client quarterly, and Client will accept as full payment therefor, a fee equal to the percentage of the average net asset value of Class Shares held by Client's Customers as set forth on Appendix A hereto. The fee rate payable to Client may be prospectively increased or decreased by RFS or RIC, in RFS's or RIC's sole discretion, at any time upon notice to Client. Further, RFS or RIC may, in their discretion and without notice, suspend or withdraw the sale of Class Shares of any and all Funds, including the sale of Class Shares to Client for the account of any Customer or Customers and require that Class Shares be redeemed if any conditions of investment in Class Shares, as described in the applicable then current prospectuses, are not met. Compensation payable under this Agreement is subject to, among other things, Financial Industry Regulatory Authority ("FINRA") rules governing receipt by FINRA members of shareholder investment services plan fees from registered investment companies (the "FINRA Rules") Such compensation shall only be paid for services determined to be permissible under the FINRA Rules, and Client agrees that any compensation paid under this Agreement is not for activities designed primarily to result in sales of Class Shares.

7. Client agrees to furnish RFS, RIC or their respective designees with such information as any of them may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with RFS, RIC and their respective designees (including, without limitation, any auditors or legal counsel designated by RFS or RIC), in connection with the preparation of reports to RIC's Board of Trustees concerning this Agreement and the monies paid or payable by RFS pursuant hereto, as well as any other reports or filings that may be required by law.

8. RFS may enter into other agreements that are similar to this Agreement with any other person or persons without Client's consent.

9. By Client's written acceptance of this Agreement, Client represents, warrants and agrees that: (i) in no event will any of the services provided by Client hereunder by primarily intended to result in the sale of any shares issued by RIC; (ii) the existence of compensation payable to Client hereunder, together with any other compensation Client receives in connection with the investment of its Customers' assets in Class Shares of the Funds, will be affirmatively disclosed, generally, by Client to its Customers consistent with applicable laws or regulations, specifically disclosed to Client's Customer upon Customer request, and will not result in an excessive or unreasonable fee to Client, and (iii) in the event an issue pertaining to this Agreement is submitted for shareholder approval, Client will vote any Class Shares as set out in Section III of the Participation Agreement.

10. Subject to its authority under the Contracts and the Participation Agreement, Client agrees to conform to compliance standards adopted by RFS or RIC and contained in the prospectus as to when Class Shares in a Fund may be appropriately sold to or retained by particular investors.

11. This Agreement will become effective on the date a fully executed copy of this Sub-Agreement and the Participation Agreement are received by RFS and continue in effect until terminated. This Sub-Agreement is terminable with respect to any Class Shares of any Fund, without penalty, at any time by RFS, on behalf of RFS (which termination may be by a vote of a majority of our disinterested trustees) or by Client upon written notice to the other party. RFS will give Client 60 days notice of any termination under this section 11. This Agreement terminates upon the termination of the Participation Agreement.

12. This Sub-Agreement, together with the Participation Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications.

13. The parties executing this Sub-Agreement represent that they have full authority to bind their respective firms thereby, and that all appropriate and necessary corporate action has been taken to authorize this Sub-Agreement.

IN WITNESS WHEREOF, the parties have executed this Sub-Agreement as of the later date set forth below. All signed copies of this Sub-Agreement shall be deemed to be originals.

RUSSELL FINANCIAL SERVICES, INC.

By:    /s/ Craig McGlinchey
       -----------------------------------
Name:  Craig McGlinchey
Date:  4/30/09

(1) CLIENT:

HARTFORD LIFE INSURANCE COMPANY

By:    /s/ Jamie Ohl
       -----------------------------------
Name:  Jamie Ohl
Title: Senior Vice President
Date:  4/28/2009

                                   APPENDIX A

                                  FEE SCHEDULE

CLASS FEE (2)                        SHAREHOLDER SERVICES
--------------------------------------------------------------
R2                                          25 bps
R3                                          25 bps

------------

(2) Fees are expressed as an annualized percentage of the average daily net asset value of Class Shares held by Clients Customers during the preceding calendar quarter.

                                  EXHIBIT B-2

                   DC PLAN ADMINISTRATIVE SERVICES AGREEMENT
                                    DC PLAN
                       ADMINISTRATIVE SERVICES AGREEMENT
                        RUSSELL FINANCIAL SERVICES, INC.

AGREEMENT dated as of April 30, 2009 by and between Hartford Life Insurance Company, a Corporation organized in the State of Connecticut with its principal office at 200 Hopmeadow Street, Simsbury, CT 06089 ("SERVICE PROVIDER"), and Russell Financial Services, Inc., a Washington corporation with its principal office at 909 A Street, Tacoma, Washington 98402 ("RFS"). This Agreement is an auxiliary agreement to the Retail Fund Participation Agreement previously or contemporaneously entered into by and among Russell Investment Company, RFS, Service Provider and Hartford Securities Distribution Company, Inc. ("PARTICIPATION AGREEMENT"), and it is solely for the purpose of furthering the business contemplated in the Participation Agreement. The terms and conditions of the Participation Agreement are incorporated herein by reference, and any inconsistency between provisions of the Participation Agreement and this Agreement, shall be resolved by reference to the provisions of the Participation Agreement, which shall govern. Unless otherwise noted herein, capitalized terms not defined herein shall have the meanings set forth in the Participation Agreement. The terms and conditions set forth in this Agreement, together with those of the Participation Agreement are referred to collectively in this Agreement as the "AGREEMENT."

WHEREAS, RFS is registered as the distributor for the Russell Investment Company Funds and, RFS by itself or through its affiliates, provides administrative, shareholder servicing and transfer agency services to Russell Investment Company ("RIC"), a Massachusetts business trust registered as an open-end management investment company under the Investment Company Act of 1940 ("FUND");

WHEREAS, the Service Provider issues certain group variable funding agreements and group variable annuity contracts ("CONTRACTS") in connection with retirement plans intended to meet the qualification requirements of Section 457, 401 and [ILLEGIBLE] of the Internal Revenue Code (the "PLANS");

WHEREAS, Service Provider is a stock life insurance company organized under the laws of Connecticut and purchases Fund shares on its own behalf and on behalf of each Service Provider separate account;

WHEREAS, each account is duly established and maintained as a separate account, established by resolution of the Board of Directors of the Service Provider to set aside and invest assets attributable to the aforesaid Contracts ("ACCOUNT(S))";

WHEREAS, to the extent permitted by applicable laws and regulations, the Service Provider intends to purchase Fund shares ("SHARES") on behalf of the Accounts to fund the aforesaid Contracts ("CONTRACT HOLDERS") [Is this the contact term here? Can we discuss how it is used throughout this Agreement?] and will establish individual Plan accounts reflecting Plan participant transactions ("PLAN PARTICIPANTS");

WHEREAS, Service Provider has agreed to provide Class Shareholder accounting, record-keeping and administrative services in relation to the Plans.

Therefore, this Agreement contains the terms and conditions that govern the services to be provided by Service Provider.

1. RFS hereby retains Service Provider to provide or arrange for the provision of certain administrative services with respect to Plan Participants. Such services may include, but neither are required to include nor are limited to the following: (1) acting as the sole shareholder of record and nominee for Contract holders; (2) maintaining account records for Contract holders and their Plan Participants; (3) receiving, aggregating and processing purchase, exchange, and redemption orders from Plan Participants and placing net purchase, exchange, and redemption requests for shares of the Funds; (4) preparing and issuing confirmations or account statements to Plan Participants; (5) providing and maintaining elective services for Plan Participants such as wire transfer services; (6) providing Plan sub-accounting services; (7) communicating periodically with Plan Participants; (8) answering questions and handling correspondence from Plan Participants about their Plan accounts; and (9) providing such other similar services as RFS may reasonably require or permit to the extent Service Provider is permitted to do so under applicable statutes, rules or regulations. All services rendered hereunder by Service Provider shall be performed in a professional, competent and timely manner.

2. Service Provider will perform only those activities that are consistent with statutes and regulations applicable to it.

3. Service Provider will provide or arrange for such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in Service Provider's business, or any personnel employed by Service Provider) as may be reasonably necessary or beneficial in order to provide the services contemplated hereby.

4. Neither Service Provider nor any of its officers, employees or agents are authorized to make any representations about RIC or the Shares except those contained in RIC's then current prospectuses and statements of additional information, as amended or supplemented from time to time, copies of which, consistent with the duties outlined in the Participation Agreement, will be supplied by RFS to Service Provider, or in such supplemental sales literature or advertising as may be authorized by RFS in writing.

5. For all purposes of this Agreement, Service Provider will be deemed to be an independent contractor, and will have no authority to act as agent for RFS or RIC in any matter or in any respect, except as expressly authorized. The parties to this Agreement acknowledge that the indemnification clauses of the Participation Agreement govern this Agreement. Service Provider and its employees will, upon request, be available during normal business hours to consult with RFS and its designees concerning the performance of Service Provider's responsibilities under this Agreement.

6. In consideration of the services and facilities provided by Service Provider hereunder, RFS, on behalf of itself or its affiliates, will pay to Service Provider quarterly, and Service

Provider will accept as full payment therefore, a fee equal to the percentage of the average net asset value of Shares held by Service Provider's Contract holders as set forth on Appendix A hereto. The fee rate payable to Service Provider may be prospectively increased or decreased by RFS in its sole discretion, at any time upon notice to Service Provider. Further, Service Provider understands that RIC may, in its discretion and without notice, suspend or withdraw the sale of Shares of any and all Funds, including the sale of Shares to Service Provider for the account of any Plan client and require that Shares be redeemed if any conditions of investment in Shares, as described in the applicable then current prospectuses, are not met. If Service Provider is a member of the Financial Industry Regulatory Authority, Inc. ("FINRA"), compensation payable under this Agreement may be subject to, among other things, FINRA rules governing receipt by FINRA members of administrative or shareholder services fees in connection with investment companies (the "FINRA Rules"). Such compensation shall only be paid for services determined to be permissible under the FINRA Rules, and Service Provider agrees that any compensation paid under this Agreement is not for activities designed primarily to result in sales of Shares.

7. Service Provider agrees to furnish RFS or its designees with such information as any of them may reasonable request (including, without limitation, periodic certifications confirming the provision to Contract holders and Plan Participants of the services described herein), and will otherwise cooperate with RFS and its designees (including, without limitation, any auditors or legal counsel designated by RFS), in connection with the preparation of reports, if any, to RIC's Board of Trustees concerning this Agreement and the monies paid or payable by RFS pursuant hereto, as well as any other reports or filings that may be required by law.

8. RFS may enter into other agreements that are similar to this Agreement with any other person or persons without Service Provider's consent.

9. By Service Provider's written acceptance of this Agreement, Service Provider represents, warrants and agrees that: (i) in no event will any of the services provided by Service Provider hereunder be primarily intended to result in the sale of any shares issued by RIC and (ii) the existence of compensation payable to Service Provider hereunder, together with any other compensation Service Provider receives in connection with the indirect investment of its Contract holder's assets, thorough the Contracts, in Shares of the Funds, will be affirmatively disclosed, generally, by Service Provider to its Contract holders, specifically disclosed to Client's Contract holders upon Contract holder request and will not result in an excessive or unreasonable fee to Service Provider, all to the extent required by applicable laws or regulations.

10. Subject to its authority under the Contracts and the Participation Agreement, Service Provider agrees to conform to compliance standards adopted by RIC and contained in the prospectus as to when Shares in a Fund may be appropriately sold to or retained by particular investors.

11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by RFS or its designee and continue in effect until terminated. This Agreement is terminable with respect to any Shares of any Fund, without penalty, at any time by RFS or by Service Provider upon written notice to the other party. RFS will give Service Provider 60 days notice of any termination under this section 11. This Agreement terminates if the Participation Agreement terminates.

12. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications.

13. The parties executing this Agreement represent that they have full authority to bind their respective firms thereby, and that all appropriate and necessary corporate action has been taken to authorize this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the later date set forth below. All signed copies of this Agreement shall be deemed to be originals

RUSSELL FINANCIAL SERVICES, INC.

(2) By:  /s/ Craig McGlinchey
         ----------------------------
Name:    Craig McGlinchey

(3)

(4) SERVICE PROVIDER; HARTFORD LIFE INSURANCE COMPANY

(5) By:  /s/ Jamie Ohl
         ----------------------------
Name:    Jamie Ohl

APPENDIX A

CATEGORIES OF INVESTORS FOR WHICH ADMINISTRATIVE SERVICES FEES WILL BE PAID:

Effective with the date of this Agreement, RFS or an affiliate will pay Administrative Services fees with respect to Class E, S, R1, R2 or R3 shares of Russell Investment Company Funds, other than money market funds ("ELIGIBLE SHARES"), that are traded in Accounts by Service Provider under the Trust Processor Identification Number as assigned by DTCC to them. Such fees will be paid only on multi-participant retirement Plan Accounts ("ELIGIBLE ACCOUNTS") where a recordkeeper is providing administrative and/or recordkeeping services for the Plan. Such fees will not be paid in situations where individual Plan Participant level Accounts are maintained with the funds or on the Service Provider. (Examples of such accounts that are excluded may include but are not limited to IRA's, individual 403(b) accounts and directed brokerage accounts for qualified plans.) Further, Service Provider agrees to provide accurate information to the Funds' transfer agent, and review Accounts upon establishment, to ensure that proper coding is maintained on the Accounts to allow identification of such Accounts as Eligible Accounts as identified in this Agreement. In situations, where assets are held in omnibus accounts, such as the Accounts, Service Provider will provide certification, upon request, to RFS that omnibus Accounts subject to this fee payment contain only Eligible Accounts.

AMOUNT AND CALCULATION OF ADMINISTRATIVE SERVICES FEES

Administrative Services fees will be calculated as an amount equal, on an annualized basis, to 20 basis points (0.20 of 1%) of the "average daily net assets" (as defined below) held in Shares by Contract holder.

"Average daily net assets" shall be determined by computing the sum of the daily market value of the assets described above attributable to the applicable Contract holders for each day of the calendar quarter divided by the number of days in the calendar quarter, provided, however, if daily information is not reasonably available to RFS, then "average assets shall be determined in a reasonably similar manner, as determined by RFS in its sale discretion. Service Provider shall provide RFS with such evidence as RFS may require that any assets used in that calculation represent Shares in the separate accounts that are indirectly held by Contract holders and Plan Participant Accounts that meet the conditions set forth above, before RFS shall be required to make any payment with respect thereto.

PAYMENT SCHEDULE

Pro-rated administrative services fees will be paid by RFS on a quarterly basis at the annualized rate set forth above.

MANNER OF PAYMENT

RFS will generally make payment directly to Service Provider or, at Service Provider's request, to an appropriate supervising broker/dealer.

                                  EXHIBIT B-3

                      SALES SUPPORT SERVICES SUB-AGREEMENT

                             SALES SUPPORT SERVICES
                                 SUB-AGREEMENT
                        RUSSELL FINANCIAL SERVICES, INC.

                           RUSSELL INVESTMENT COMPANY
                             ALL CLASSES OF SHARES

This agreement ("SUB-AGREEMENT") is an auxiliary agreement to the Retail Fund Participation Agreement previously or contemporaneously entered into by and among Russell Investment Company, Russell Financial Services, Inc. ("RFS"), and Hartford Life Insurance Company ("HLI"), Hartford Securities Distribution Company, Inc. ("HSD") (HSD and HLI collectively referred to herein as the ("CLIENT") ("PARTICIPATION AGREEMENT"), and it is solely for the purpose of furthering the business contemplated in the Participation Agreement. The terms and conditions of the Participation Agreement are incorporated herein by reference, and any inconsistency between provisions of the Participation Agreement and this Sub-Agreement, shall be resolved by reference to the provisions of the Participation Agreement, which shall govern. Unless otherwise noted herein, capitalized terms not defined herein shall have the meanings set forth in the Participation Agreement. The terms and conditions set forth in this Sub-Agreement, together with those of the Agreement are referred to collectively in this Sub-Agreement as the "AGREEMENT."

WHEREAS, the Client issues certain group variable funding agreements and group variable annuity contracts ("CONTRACTS") in connection with retirement plans intended to meet the qualification requirements of Section 457, 401 and 403b of the Internal Revenue Code (the "PLANS");

WHEREAS, Russell Investment Company ("RIC"), a business trust organized under the laws of the Commonwealth of Massachusetts, offers shares of various series of investment portfolios ("FUNDS") and is registered as an open-end management investment company under the Investment Company Act of 1940 Act ("1940 ACT");

WHEREAS, RFS is the principal underwriter of RIC;

WHEREAS, HSD, is an affiliate of HLI, and is a broker-dealer registered with the Financial Institutional Regulatory Authority ("FINRA"); and

WHEREAS, HLI is a stock life insurance company organized under the laws of Connecticut and purchases Fund shares on its own behalf and on behalf of each HLI separate account;

WHEREAS, each account is duly established and maintained as a separate account, established by resolution of the Board of Directors of the Client to set aside and invest assets attributable to the aforesaid Contracts ("ACCOUNT(S)");

WHEREAS, to the extent permitted by applicable laws and regulations, the Client intends to purchase Fund shares ("CLASS SHARES") on behalf of the Accounts to fund the aforesaid customer Contracts ("CUSTOMERS") and will establish individual plan accounts reflecting Customer's plan participant transactions ("CLASS SHAREHOLDERS");

WHEREAS, RIC has adopted a distribution plan pursuant to 12b-1 under the 1940 Act (the "RULE") ("DISTRIBUTION PLAN") and a shareholder services plan ("SERVICE PLAN");

WHEREAS, RIC's Distribution Plan authorizes RFS to enter into distribution assistance agreements with broker-dealers selected by RFS, and RFS has selected HSD.

NOW THEREFORE, the terms and conditions of this Sub-Agreement are as follows:

1. Client agrees to provide reasonable sales support assistance in connection with the sale of Class Shares to its Customers indirectly through the sale and issuance of the Contracts All services rendered hereunder by Client shall be performed in a professional, competent and timely manner. Client assistance may include, but neither is required to include nor is limited to, the following:
(1) providing facilities to answer questions from prospective investors about RIC; (2) receiving and answering correspondence, including requests for prospectuses and statements of additional information; (3) preparing, printing and delivering prospectuses and shareholder reports to prospective investors;
(4) complying with federal and state securities laws pertaining to the sale of Class Shares; (5) preparing advertising and promotional materials; (6) assisting investors in Class Shares in completing application forms and selecting dividend and other account options; and (7) forwarding sales literature and advertising provided by or on behalf of RIC to Customers and providing such other sales support assistance as may be requested by RFS or RIC from time to time. The parties understand that it is the Client's separate Accounts that are purchasing the Class Shares to fund the Contracts issued to the retirement Plans and no Class Shares will be directly sold to or held by the Plans or the Plan participants.

2. RFS recognizes that HLI is a Connecticut life insurance company issuing variable insurance products. As such Client may be restricted in the activities Client may undertake and for which Client may be paid, Client will perform only those activities which are consistent with statutes and regulations applicable to Client. Client will act solely for the account of its Customers.

3. Client will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in Clients business, or any personnel employed by Client) as may be reasonably necessary or beneficial in order to provide the sales support service contemplated hereby.

4. Neither Client nor any of its officers, employees or agents are authorized to make any representations concerning RFS, RIC or the Class Shares, except those contained in RIC's applicable then current prospectuses and statements of additional information, as amended or supplemented from time to time, a copy of each of which, consistent with the duties contained in the Participation Agreement, will be supplied by RFS or RIC or on its behalf to Client, or in such supplemental literature or advertising as may be authorized by RFS on behalf of RIC in writing.

5. For all purposes of this Agreement Client will be deemed to be an independent contractor, and will have no authority to act as agent for RFS or RIC in any manner or in any respect, except as otherwise expressly authorized. The parties to this Agreement acknowledge that the indemnification clauses of the Participation Agreement govern this Agreement. [Note: See Participation Agreement section VIII, A,1, d, etc.]. Client and its employees will, upon request, be available during normal business hours to consult with RFS or RIC or their respective designees concerning the performance of Client's responsibilities under this Agreement.

6. In consideration of the services and facilities provided by Client hereunder, RFS, acting on behalf of RIC, will pay to HSD, and HSD will accept as full payment therefor, a quarterly fee as set forth in Appendix A hereto. The fee rate payable to Client may be prospectively increased or decreased by RFS or RIC or their respective designees, in its or their sole discretion, at any time upon notice to Client. Further, RFS, RIC or their respective designees may, in as or their discretion and without notice, suspend or withdraw the sale of Class Shares of any or all Funds, including the sale of Class Shares for the account of any Customer or Customers and require that Class Shares be redeemed if any condition of investment in Class Shares, as described in the applicable then-current prospectuses, are not met.

The fess payable under this Section 6 shall be used for sales support services provided, and related expenses incurred, by Client. Payments may be applied to commissions, incentive compensation or other compensation to, and expenses of, Client's account executives or other employees; overhead and other office expenses attributable to sales support activities; preparation, printing and distribution of sales literature and advertising materials attributable to sales support activities; and opportunity costs relating to the foregoing (which may be calculated as a carrying charge on Client's unreimbursed expenses incurred in connection with its sales support services). The overhead and other office expenses referenced in this Section 6 may include, without limitation, (i) the expenses of operating Client's offices in connection with the sale of Class Shares, including lease costs, the salaries and employee benefits of administrative, operations and support personnel, utility costs, communication costs and the costs of stationery and supplies (ii) the costs of client sales seminars and travel related to the provision of sales support services and (iii) other expenses relating to the provision of sales support services.

7. Client agrees to furnish RFS or RIC or their respective designees with such information as RFS, it or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with RFS, RIC and their respective designees (including, without limitation, any auditors or legal counsel designated by RFS, RIC or their agents), in connection with the preparation of reports to RIC's Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.

8. RFS may enter into other agreements that are similar to this Agreement with any other person or persons without Client's consent.

9. By Client's acceptance of this sub-Agreement. Client represents, warrants and agrees that the existence of compensation payable to Client hereunder, together with any other compensation Client receives in connection with the investment of Client's Customers' assets in Class Shares of the Funds, will be affirmatively disclosed, generally, by Client to its Customers consistent with applicable laws or regulations, specifically disclosed to Client's Customers upon Customer request and will not be excessive or unreasonable under the laws and instruments governing Client's relationships with Customers. By Client's acceptance of this Sub-Agreement, Client represents and warrants that: (i) in the event an issue pertaining to this Agreement or the Class Shares Distribution Plan related hereto is submitted for shareholder approval, Client will vote any Class Shares as set out in Section III of the Participation Agreement; and (ii) Client will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless Client has obtained any licenses required by such law. In addition, Client understands that this Agreement has been entered into pursuant to Rule 12b-1 under the 1940 Act, and is subject to the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission.

10. Subject to its authority under the Participation Agreement and the Contracts, Client agrees to conform to any compliance standards adopted by RFS or RIC and contained in the prospectus as to when Class Shares in a Fund may be appropriately sold to or retained by particular investors.

11. This Agreement will become effective on the date a fully executed copy of this Agreement and of the Agreement have been received by RFS and the Agreement will continue in effect until terminated. This Agreement is terminable with respect to any Class Shares of any Fund, without penalty, at any time by RIC (which termination may be by a vote of a majority of the disinterested Trustees of RIC or by vote of the holders of a majority of such outstanding Class Shares of such Fund) or by RFS on behalf of RFS or Client upon written notice to the other party. RFS and/or RIC will give Client 60 days notice of any termination under this section 11. This Agreement automatically terminates if the Participation Agreement terminates.

12. This Sub-Agreement, together with the Participation Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications.

13. The parties executing this Sub-Agreement represent that they have full authority to bind their respective firms thereby, and that all appropriate and necessary corporate action has been taken to authorize this Agreement.

IN WITNESS WHEREOF, the parties have executed this Sub-Agreement as of the later date set forth below. All signed copies of this Sub-Agreement shall be deemed to be originals

RUSSELL FINANCIAL SERVICES, INC.

By:    /s/ Craig McGlinchey
       -----------------------------------
Name:  Craig McGlinchey
Date:  4/30/09

CLIENT:  HARTFORD SECURITIES DISTRIBUTION COMPANY

By:    /s/ Jamie Ohl
       -----------------------------------
Name:  Jamie Ohl
Date:  4/28/2009

                                   APPENDIX A

                                  FEE SCHEDULE

CLASS SHARES                        SALES SUPPORT FEE (3)
--------------------------------------------------------------
R2                                          0 bps
R3                                          25 bps

------------

(3) Fees are expressed as an annualized percentage of the average daily net asset value of Class Shares held by Client's Customers during the preceding calendar quarter.